EXHIBIT 11








INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of Albemarle Investment Trust and Shareholders of The North Carolina Tax Free Bond Fund:

We consent to the incorporation by reference in Post-Effective Amendment No. 27 to Registration Statement (No. 33-13133) of The North Carolina Tax Free Bond Fund of our report dated September 19, 1997, appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.




Deloitte & Touche LLP

Pittsburgh, Pennsylvania
December 22, 1997